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                              Offer to Exchange its
                      9 1/4% Series B Senior Notes due 2006
                       for any and all of its outstanding
                          9 1/4% Senior Notes due 2006

                                       of

                                EKCO GROUP, INC.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON AUGUST 5, 1996 (THE "INITIAL EXPIRATION DATE"), UNLESS EXTENDED.


To Our Clients:

         Enclosed for your consideration is a Prospectus, dated __________________, 1996 (as the same may be amended from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating the offer by Ekco Group, Inc. (the "Company") to exchange (the "Exchange Offer") its 9 1/4% Series B Senior Notes due 2006 (the "New Senior Notes") for an equal principal amount of its 9 1/4% Senior Notes due 2006 (the "Old Senior Notes") upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal. As set forth in the Prospectus, the terms of the New Senior Notes are identical in all material respects to the Old Senior Notes, except for certain transfer restrictions relating to the Old Senior Notes and except that the New Senior Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Senior Notes under certain circumstances relating to the timing of the Exchange Offer. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer" in the Prospectus. Old Senior Notes may be tendered only in integral multiples of $1,000.

         The material is being forwarded to you as the beneficial owner of Old Senior Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Senior Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Senior Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Senior Notes in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Senior Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Senior Notes.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 5, 1996, UNLESS EXTENDED. With respect to the Exchange Offer, "Expiration Date" means the Initial Expiration Date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company. Tender of Old Senior Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         Your attention is directed to the following:

              1. The Exchange Offer is for the exchange of $1,000 principal amount of the New Senior Notes for each $1,000 principal amount of the Old Senior Notes, of which $125,000,000 aggregate principal amount of the Old Senior Notes was outstanding as of April 19, 1996. The terms of the New Senior Notes are identical in all material respects to the Old Senior Notes, except for certain transfer restrictions relating to the Old Senior Notes and except that the New Senior Notes will not contain certain provisions relating
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         to an increase in the interest rate which were included in the Old
         Senior Notes under certain circumstances relating to the timing of the Exchange Offer.

              2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

              3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on August 7, 1996, unless extended.

              4. The Company has agreed to pay the expenses of the Exchange
         Offer.

              5. Any transfer taxes incident to the transfer of Old Senior Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

         The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Old Senior Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish us to exchange any or all of your Old Senior Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD SENIOR NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.
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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Ekco Group, Inc.

         This will instruct you to exchange the aggregate principal amount of Old Senior Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Senior Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

         Aggregate Principal Amount of Old Senior Notes to be exchanged

                           $                         *

*    I (we) understand that if
     I (we) sign these                   _______________________________________
     instruction forms without
     indicating an aggregate             _______________________________________
     principal amount of Old                          Signature(s)
     Senior Notes in the space
     above, all Old Senior               _______________________________________
     Notes held by you for my
     (our) account will be               _______________________________________
     exchanged.
                                         _______________________________________

                                         _______________________________________
                                         (Please print name(s) and address here)

                                         Dated:___________________________, 1996

                                         _______________________________________
                                            (Area Code and Telephone Number)

                                         _______________________________________
                                           (Taxpayer Identification and Social
                                                      Security Number)


_______________
* Unless otherwise indicated, it will be assumed that all of your Old Senior Notes are to be exchanged.